Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as indicated on the attached Schedule A relating to the financial statements and financial highlights of the Funds and Portfolio listed on the attached Schedule A, certain of the Funds constituting Eaton Vance Special Investment Trust and Eaton Vance Growth Trust (the “Trusts”), appearing in the Annual Report on Form N-CSR of the Funds and Portfolio for the year ended as indicated on the attached Schedule A, and to the references to us under the headings ““Multi-Cap Growth Fund Financial Highlights”, “Growth Fund Financial Highlights”, and “Experts” in the Proxy Statement/Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 30, 2014

Schedule A

Eaton Vance Special Investment Trust

Report Date

Fund Name

Year Ended Date

February 17, 2014

Eaton Vance Large-Cap Growth Fund

December 31, 2013

February 17, 2014

Large-Cap Growth Portfolio

December 31, 2013

Eaton Vance Growth Trust

Report Date

Fund Name

Year Ended Date

October 17, 2013

Eaton Vance Multi-Cap Growth Fund

August 31, 2013